SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2023

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-252983	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

78 SW 7th Street, Suite 800 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 783-9435

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

KeyStar Corp., a Nevada corporation (the “Company”) disclosed in a Form 8-K filed with the SEC on January 17, 2023 that Mr. John Linss (“Linss”) resigned as a member of the Company’s board of directors and as its Chief Executive Officer, Principal Executive Officer, President and Chief Technology Officer pursuant to the terms of a Separation Agreement and Release dated and effective January 10, 2023. The Separation Agreement and Release provided for the purchase, at a future date mutually agreed upon by the parties, of 3,313,333 shares of the Company’s Series C Preferred Stock (the “Shares”) for a purchase price of $2,000,000. Linss holds 2,980,000 of the Shares in his name, and the other 333,333 Shares are held in the name of Corespeed, LLC. Linss is the sole member of Corespeed, LLC and the beneficial owner of the Shares held by Corespeed, LLC.

On February 27, 2023, the Company entered into Stock Redemption and Purchase Agreements with Linss and Corespeed, LLC (together, the “Purchase Agreements”) for the purchase of the Shares. The Company paid $300,000 at the closing and entered into a promissory note (the “Note”) with Linss for the remaining $1,700,000 of the purchase price. The Note bears interest at a rate of 5% per annum, does not include early prepayment penalties, and requires the following payments: (i) no less than $850,000.00, in aggregate, of one or more payments is due by the 12-month anniversary of the Note; and (ii) a balloon payment for the balance of the Note is due by the earlier of the 24-month anniversary of the Note or five days after the Company’s common stock is listed for public trading on either the Nasdaq Stock Market, the New York Stock Exchange, or the NYSE American.

The foregoing summary of the Purchase Agreements and the Note are qualified in their entirety by reference to the full text of the Purchase Agreements and the Note which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. You are urged to read said exhibits attached hereto in their entirety.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by reference into this Item 2.03.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 1.01 are incorporated by reference into this Item 5.02.

Item 9.01Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Description
10.1	Stock Redemption and Purchase Agreement between KeyStar Corp. and John Linss, dated February 27, 2023.
10.2	Stock Redemption and Purchase Agreement between KeyStar Corp. and Corespeed, LLC, dated February 27, 2023.
10.3	Promissory Note made by KeyStar Corp. for the benefit of John Linss, dated February 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2023	KEYSTAR CORP.

By: /s/ Anthony J. Fidaleo
Anthony J. Fidaleo, CFO